Exhibit 4.7

INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL SATIXFY COMMUNICATIONS LTD. ORDINARY SHARES THIS IS TO CERTIFY THAT *SPECIMEN* IS THE OWNER OF *** SPECIMEN *** FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF SATIXFY COMMUNICATIONS LTD. SUBJECT TO THE COMPANY’S ARTICLES OF ASSOCIATION Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Dated: ** Day of Month **, 20** COUNTERSIGNED AND REGISTERED: Continental Stock Transfer & Trust Company Transfer Agent and Registrar By: By: Authorized Signature Authorized Signature <Number> < Number>

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. TEN COM - as tenants in common UNIF GIFT MIN ACT Custodian TEN ENT - as tenants by the entireties (Cust) (Minor) JT TEN - as joint tenants with the right of survivorship and not as tenants in common Act (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PI-EASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE: (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint , Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated SIGNATURE GUARANTEED: TRANSFER FEE WILL APPLY X THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE. THE SIGNATIJRE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks. Stockbrokers, Savings and Loan Associations and Credit Unions).